SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2017

VIVA ENTERTAINMENT GROUP INC.

(F/K/A Black River Petroleum Corp.)

NEVADA	000-54704	98-0642409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

143-41 84th Drive, Briarwood, New York 11435

 (Address of principal executive office, including zip code)

(347) 681-1668

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

It is with Great Pleasure that we announce that Viva Entertainment Group signed an endorsement deal with the Hollywood star Actor, Luis Guzman. Under the terms of the agreement, Guzman will endorse the VIVA brand and serve as a public face for the Company, engage in promotional activities, provide referrals to Company, participate with ongoing social media efforts, marketing activities and promotions with VivaLive TV, and participate in public speaking engagements, events, meetings, and media opportunities.

Mr. Guzman’s extensive movie and television career spans nearly 40 years and is widely regarded as one of the most recognizable actors in Hollywood with over 140 credits in film and television. Some of his roles include Boogie Nights, Carlito’s Way, Count of Monte Cristo, Magnolia, Narcos and currently starring in CBS’ medical drama, Code Black.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2017	Viva Entertainment Group, Inc.

	By:	/s/Johnny Falcones
Johnny Falcones